UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K/A CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 25, 2008 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Form 8-K/A is filed to amend the Form 8-K filed on March 25, 2008, to correct the date of the quarterly earnings conference from April 17, 2007 to April 17, 2008.

Item 7.01 Regulation FD Disclosure

     On March 25, 2008, Umpqua Holdings Corporation issued a press release announcing that it will conduct a quarterly earnings conference call Thursday, April 17, 2008 at 10:00 a.m. PDT (1:00 p.m. EDT) where the Company will discuss first quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 752-8363 a few minutes before 10:00 a.m. The conference ID is 40669748. A rebroadcast will be available approximately two hours after the conference call by dialing (800) 642-1687 or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website in the morning prior to the call.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: April 11, 2008	By:/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary